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                                                                    EXHIBIT 99.4

                            AES EASTERN ENERGY, L.P.

                               OFFER TO EXCHANGE
       PASS THROUGH TRUST CERTIFICATES, SERIES 1999-A AND SERIES 1999-B,
                           WHICH HAVE BEEN REGISTERED
                 UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                          FOR ANY AND ALL OUTSTANDING
           PASS THROUGH TRUST CERTIFICATES, SERIES 1999-A AND 1999-B

To Our Clients:


     Enclosed for your consideration is a Prospectus, dated <Month Day>, 2000 (the "Prospectus"), of AES Eastern Energy, L.P., a Delaware limited partnership (the "Company"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") relating to the offer to exchange (the "Registered Exchange Offer") Pass Through Trust Certificates, Series 1999-A and Series 1999-B (the "Exchange Certificates") which have been registered under the Securities Act of 1933, as amended, for any and all outstanding Pass Through Trust Certificates, Series 1999-A and Series 1999-B (the "Certificates"), upon the terms and subject to the conditions described in the Prospectus. The Registered Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of May 11, 1999, between the Company and Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation and CIBC World Markets Corporation.


     The CUSIP numbers for the Certificates are as follows: Series 1999-A:
00104BAA8 and U00815AA5, and Series 1999-B: 00104BAD2 and U00815AB3. This material is being forwarded to you as the beneficial owner of the Certificates carried by us in your account but not registered in your name. A tender of such Certificates may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Certificates held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.


     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Certificates on your behalf in accordance with the provisions of the Registered Exchange Offer. The Registered Exchange Offer will expire at 5:00 p.m., New York City time, on <Month Day>, 2000 (the "Expiration Date") (30 calendar days following the commencement of the Registered Exchange Offer), unless extended by the Company. Any Certificates tendered pursuant to the Registered Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time on the Expiration Date.


     Your attention is directed to the following:

          1. The Registered Exchange Offer is for any and all Certificates.

          2. The Registered Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "This Exchange
     Offer -- Conditions to This Exchange Offer."

          3. Any transfer taxes incident to the transfer of Certificates from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4. The Registered Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date unless extended by the Company.

     If you wish to have us tender your Certificates, please so instruct us by executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Certificates.
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           INSTRUCTIONS WITH RESPECT TO THE REGISTERED EXCHANGE OFFER
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     The undersigned acknowledge(s) receipt of your letter enclosing the
Prospectus, dated <Month Day>, 2000, of the Company, and the related specimen Letter of Transmittal.

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     This will instruct you to tender the number of Certificates indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

Box 1  [  ]  Please tender my Certificates held by you for my account. If
             I do not wish to tender all of the Certificates held by you, I have identified on a signed schedule attached hereto the number of Certificates I do not wish tendered.
Box 2  [  ]  Please do not tender any Certificates held by you for my account.

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
Date             , 2000
                                                 -----------------------------------------------
                                                 SIGNATURE(S)

                                                 -----------------------------------------------

                                                 -----------------------------------------------
                                                 PLEASE PRINT NAME(S) HERE

                                                 -----------------------------------------------
                                                 AREA CODE AND TELEPHONE NO.
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


             UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE
                 SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL
          CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL CERTIFICATES.

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